For period ending June 30,1996                                 Attachment 77C
File Number 811-3503

                             PaineWebber RMA Money Fund, Inc.
                                U.S. Government Portfolio
                                  Retirement Money Fund


                             Special Meeting held May 1,1996

A special meeting of shareholders was held on May 1,1996, at which the following proposals to change each Series' fundamental investment restrictions and policies were approved:

                  Shares Voted       Shares Voted          Shares
                      For                      Against             Abstain

Modification of Fundamental Restriction on Portfolio
Diversification for Diversified Funds:

RMA Money                 2,867,524,867       54,304,275        313,113,634
U.S. Government             500,652,562        7,454,379         73,095,234
Retirement Money          1,537,664,271       39,633,153        200,341,930


Modification of Fundamental Restriction
on Concentration:

RMA Money                 2,867,133,775       54,695,367        313,113,634
U.S. Government             500,652,562        7,454,379         73,095,234
Retirement Money          1,537,631,849       39,665,575        200,341,930


 Modification of Fundamental Restriction
on Senior Securities and Borrowing:

RMA Money                 2,865,759,240       56,103,547        313,079,989
U.S. Government             500,652,562        7,454,379         73,095,234
Retirement Money          1,535,911,708       41,383,715        200,343,931


Modification of Fundamental Restriction
on Making Loans:

RMA Money                 2,865,214,544       56,614,598        313,113,634
U.S. Government             500,652,562        7,454,379         73,095,234
Retirement Money           1,536,838,263      40,459,161        200,341,930


Modification of Fundamental Restriction
on Underwriting Securities:

RMA Money                2,867,652,719       54,176,423         313,113,634
U.S. Government            500,652,562        7,454,379            73,095,234
Retirement Money         1,537,601,888       39,695,536         200,341,930

                        Shares Voted        Shares voted          Shares
                            For               Against             Abstain


Modification of Fundamental Restriction
on Real Estate Investments:

RMA Money                2,865,574,877       56,254,264         313,113,635
U.S. Government            500,652,562        7,454,379          73,095,234
Retirement Money         1,537,530,628       39,766,796         200,341,930


Modification of Fundamental Restriction
on Investing in Commodities:

RMA Money                2,865,238,016       56,591,125         313,113,635
U.S. Government            500,652,562        7,454,379          73,095,234
Retirement Money         1,533,980,817       43,316,608         200,341,929


Elimination of Fundamental Restriction
on Pledging Portfolio Securities:

RMA Money                2,866,466,579       55,362,563         313,113,634
U.S. Government            500,652,562        7,454,379          73,095,234
Retirement Money         1,536,929,560       40,367,864         200,341,930


Elimination of Fundamental Restriction
on Margin Transaction:

RMA Money                 2,865,732,174       56,096,968        313,113,634
U.S. Government             500,652,562        7,454,379         73,095,234
Retirement Money          1,535,361,892       41,935,532        200,341,930


Elimination of Fundamental Restriction
on Short Sales :

RMA Money                 2,865,407,662       56,421,480        313,113,634
U.S. Government             500,652,562        7,454,379         73,095,234
Retirement Money          1,535,517,629       41,779,795        200,341,930


Elimination of Fundamental Restriction
on Investments in Oil, Gas, and Mineral
Leases and Programs:

RMA Money                 2,866,700,732       55,128,410        313,113,634
U.S. Government             500,652,562        7,454,379         73,095,234
Retirement Money          1,536,336,388       40,961,036        200,341,930




                         Shares Voted        Shares voted         Shares
                             For                      Against           Abstain



Elimination of Fundamental Restriction
on Investments in Other Investment Companies:

RMA Money                 2,867,149,617       54,679,525        313,113,634
U.S. Government             500,652,562        7,454,379         73,095,234
Retirement Money          1,537,173,585       40,123,839        200,341,930


Approval of Amended and Restated Articles of
Incorporation (RMA Money Fund, U.S. Government
Portfolio, & Retirement Money Fund, voting voting together as a single class)

                          4,861,894,257      102,920,459        628,969,589



( Broker non-votes and abstentions are included within the " Shares Abstain" totals.)

     In addition to the items noted above, each Fund's shareholders
(i) elected board members and (ii) ratified the selection of independent auditors. Pursuant to Instruction 2 of Sub-Item 77C of Form N-SAR, it is not necessary to provide in this exhibit details concerning shareholder action on these two proposals since there were no solicitations in opposition to the registrant's nominees and all of the nominees were elected.

A more complete description of each of the proposals referred to above is hereby incorporated by reference to the Fund's proxy materials relating to the Special Meeting of Shareholders dated February 28,1996. These Schedule 14A materials were filed with the Securities and Exchange Commission via EDGAR on February 28,1996: the acquisition code number was 0000889812-96-000186.